                                                               FILE NO. 33-54170


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC   20549

                         AMENDMENT NO. 1 TO FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933



                            COMPTEK RESEARCH, INC.
-----------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


             NEW YORK                                      16-0959023
-----------------------------------              ----------------------------
  (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                       Identification No.)


               2732 TRANSIT ROAD, BUFFALO, NEW YORK   14224-2523
-----------------------------------------------------------------------------
                    (Address of Principal Executive Offices)


              COMPTEK RESEARCH, INC., 1992 EQUITY INCENTIVE PLAN
-----------------------------------------------------------------------------
                            (Full title of the plan)


                           CHRISTOPHER A. HEAD, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             COMPTEK RESEARCH, INC.
                2732 TRANSIT ROAD, BUFFALO, NEW YORK  14224-2523
-----------------------------------------------------------------------------
                    (Name and Address of Agent for Service)

                                (716) 677-4070
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         (Telephone Number, Including Area Code, of Agent for Service)


                                        CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
    Title of                 Amount             Proposed Maximum        Proposed Maxium          Amount of
Securities to be             to be               Offering Price        Aggregate Offering       Registration
   Registered              Registered               Per Share             Price (1)(2)            Fee (3)
------------------         ----------           ----------------       ------------------       ------------
Common Stock, $.02         948,000(1)                $17.69                $16,770,120            $1,830.00
$.02 Par Value

(1)      Initial filing covered 648,000 shares.  This Amendment provides for an additional 300,000 shares, resulting in a total amount of 948,000 shares.

(2)      The shares are to be offered at prices not presently determinable. The offering price is estimated soley for the purpose of calculating the registration fee (based on the average of the high and low prices reported on the American Stock Exhcange on September 13,1995).

(3)      The registration fee has been computed pursuant to Rule 457 and applied to the 300,000 additional shares provided for in this Amendment to Registration Statement.


                INCORPORATION OF EARLIER REGISTRATION STATEMENT

The contents of the Registrant's earlier Registration Statement on Form S-8 (File #33-54170) are hereby incorporated by reference.

The following additional information not included in the earlier Registration Statement is provided pursuant to Form S-8 General Instruction E:


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------
         Certain legal matters in connection with the Common Stock offered
         hereby   have been passed upon by Christopher A. Head, Esq., 2732
         Transit Road, Buffalo, New York 14224-2523. Mr. Head is Executive Vice President, General Counsel and Secretary of the Company. As of September 13, 1995, Mr. Head owns 8,057 shares of the Company's Common stock. Additional information concerning his stock ownership and rights with respect to stock options is set forth in the Company's definitive Proxy Statement dated June 26, 1995.

Item 8.  Exhibits.
         ---------
         See Exhibit Index filed herewith.



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on the 13th day of September, 1995.

                                                COMPTEK RESEARCH, INC.
                                                (Registrant)

                                        By:     /s/ John R. Cummings
                                                ---------------------------
                                                John R. Cummings
                                                Chairman, President
                                                and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated. Power of Attorney for the signature of certain persons below is set forth in the signature section of the earlier Registration Statement (File #33-54170).



      Signature                        Title                         Date
------------------------   --------------------------------   ------------------
                           Chairman of the Board, President
                           and Chief Executive Officer
/s/ John R. Cummings       (principal executive officer)      September 13, 1995
------------------------
John R. Cummings

                           Controller and Treasurer
/s/ Laura L. Benedetti     (principal accounting officer)     September 13, 1995
------------------------
Laura L. Benedetti


Joseph A. Alutto*          Director                           September 13, 1995
------------------------
Joseph A. Alutto


G. Wayne Hawk*             Director                           September 13, 1995
------------------------
G. Wayne Hawk


                           Director                           September 13, 1995
------------------------
Patrick J. Martin


James D. Morgan*           Director                           September 13, 1995
------------------------
James D. Morgan


                           Director                           September 13, 1995
------------------------
Victor A. Rice


Henry P. Semmelhack*       Director                           September 13, 1995
------------------------
Henry P. Semmelhack


*/s/ John R. Cummings
------------------------
John R. Cummings
Attorney-in-fact





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                                 EXHIBIT INDEX


EXHIBIT NO.                        DESCRIPTION                           Page #

   5           Opinion (including consent) of Christopher A. Head, Esq.,   5
               Executive Vice President and General Counsel of
               Registrant, as to the legality of the securities being registered.

  23           Consent of KPMG Peat Marwick                                7





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